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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-83686 of ION Networks, Inc. and subsidiaries on Form S-3 of our report dated June 21, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB/A of ION Networks, Inc. and subsidiaries for the year ended March 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

     /s/ Deloitte & Touche LLP

     Parsippany, New Jersey
     August 1, 2002